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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                _______________

                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)               November 18, 1996


                      LONG DISTANCE DIRECT HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


        Nevada                  33-26019-LA                     33-0323376
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(State or Other Jurisdiction    (Commission                   (IRS Employer
      of Incorporation          File Number)                Identification No.)



1 Blue Hill Plaza, Pearl River, New York                                10965
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(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's telephone number, including area code: (914) 620-0765
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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     Long Distance Direct Holdings, Inc. (the "Company") sold 162.594 Units (each Unit consisting of 5,000 shares of Common Stock) at a price of $16,500 per Unit to non-U.S. persons (as defined in Regulation S) in an offering that commenced on August 29, 1996 and terminated on November 18, 1996 (the "Offering"). The Offering was made on behalf of the Company by Capital Growth International L.L.C. as placement agent. The Offering was made in reliance on Regulation S promulgated under the Securities Act of 1933 (the "Securities Act"). The investors who purchased the first 80.2724 Units also received warrants to purchase, at a price of $4.00 per share, an aggregate of 401,362 shares of Common Stock for a period of two years. The shares, the warrants and the shares issuable upon exercise of the warrants are restricted against resale in the United States or to a U.S. person unless they are registered under the Securities Act or an exemption from the registration requirements of the Securities Act unrelated to Regulation S is available.

     The Company has agreed to register the shares and the shares issuable upon exercise of the warrants (the "Registrable Securities") under the Securities Act and has further agreed to issue to the purchaser of each Unit, in the event the registration statement is not filed by December 19, 1996, or is not declared effective by each of certain dates after the closing of the offering (such dates being approximately April 5, 1997, June 3, 1997, August 18, 1997, and each calendar quarter end commencing with November 30, 1997), warrants entitling the investor to purchase up to 1,666 shares of Common Stock. Each warrant will entitle the holder to purchase, at any time within two years after the date of issuance, one share of Common Stock at a price which is the lower of (a) $3.30 per share or (b) the average closing price of a share of the Company's Common Stock during the five trading days immediately preceding the date on which the Company becomes obligated to issue the warrants, but not less than $3.00 per share. The holders of such warrants have been granted registration rights with respect to the shares of Common Stock issuable upon exercise of the warrants which are similar to the registration rights granted to the holders of the Registrable Securities.

     The Company also issued warrants to the placement agent (the "Agent's Warrants") to purchase, at a price of $3.30 per share, up to 283,454 shares of the Company's Common Stock for a period of two years. The Agent's Warrants were issued as a portion of the compensation paid to the placement agent in connection with the Offering. The holders of the Agent's Warrants have been granted registration rights with respect to the shares of Common Stock issuable upon exercise of the Agent's Warrants which are similar to the registration rights granted to the holders of Registrable Securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 21, 1996                  LONG DISTANCE DIRECT HOLDINGS, INC.

                                          By: /s/ Michael Preston

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                                            Michael Preston, Secretary